UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 31, 2011

ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9640 Medical Center Drive
Rockville, Maryland
______________________
(Address of principal executive offices)

20850
____________________
(Zip Code)

(240) 864-2600
_____________________
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

As previously announced on September 10, 2010, EntreMed, Inc. (the “Company”) and Selected Value Therapeutics I, LLC (“SVT”) entered into an agreement whereby the Company granted SVT an option to acquire certain license, development and commercialization rights for ENMD-2076, the Company’s lead compound, in China and certain of its territories (the “China Rights Agreement”).   On June 7, 2011, as previously announced, SVT exercised its right under the China Rights Agreement to acquire such license to develop and commercialize ENMD-2076 and the parties commenced negotiations regarding a definitive license agreement.

On December 31, 2011, the parties mutually agreed to amend the China Rights Agreement.  The amendment was solely to extend the termination date of the China Rights Agreement from December 31, 2011 to January 31, 2012 to permit the parties to continue negotiating the terms and conditions of the license agreement.

The China Rights Agreement was previously filed as Exhbit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and was described in the Company’s Current Report on Form 8-K on September 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

By:	/s/ Cynthia W. Hu
Name: Cynthia W. Hu
Title: Chief Operating Officer, General Counsel & Secretary

Date:  January 6, 2012